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                                                               EX-23

                       CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-25537 and 33-33854) pertaining to the American Commercial Vessel and Terminal Employees' Savings Plan of our report dated June 17, 1994, with respect to the financial statements and schedules of the American Commercial Vessel and Terminal Employees' Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




                                             /s/ ERNST & YOUNG
                                             -----------------
Richmond, Virginia                           Ernst & Young
June 27, 1994
































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